As filed with the Securities and Exchange Commission on July 1, 2016	Registration No. 333-211959

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
(Post Effective Amendment No. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAJESCO ENTERTAINMENT COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1529524
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

4041-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of Principal Executive Offices, Including Zip Code)

MAJESCO ENTERTAINMENT COMPANY
2016 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Barry Honig
Chief Executive Officer
Majesco Entertainment Company
4041-T Hadley Road
S. Plainfield, New Jersey 07080
(732) 225-8910
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☑

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8 (File No 333-211959) filed on June 10, 2016 (the “Original S-8”) is being filed by Majesco Entertainment Company (the “Company”) to include Exhibit 5.1 which was inadvertently omitted from the Original S-8. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original S-8.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS

        See Exhibit Index following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of S. Plainfield, and State of New Jersey, on the 1st day of July 2016.

MAJESCO ENTERTAINMENT COMPANY

By:	/s/ Barry Honig
Barry Honig
Chief Executive Officer

By:	/s/ John Stetson
John Stetson
Chief Financial Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Barry Honig and John Stetson and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Barry Honig	Chief Executive Officer and Chairman	July 1, 2016
Barry Honig	(Principal Executive Officer)

/s/ John Stetson	Chief Financial Officer	July 1, 2016
John Stetson	(Principal Financial Officer)

/s/ *	Director	July 1, 2016
Michael Brauser

/s/ *	Director	July 1, 2016
Edward M. Karr

/s/ *	Director	July 1, 2016
Andrew Kaplan

/s/ *	Director	July 1, 2016
Mohit Bhansali

/s/ *	Director	July 1, 2016
David Rector
/s/ *	Director	July 1, 2016
Michael Beeghley

*   By:    /s/ John Stetson
    John Stetson

INDEX TO EXHIBITS
Exhibit Number	Description of Exhibit

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.1
Restated Certificate of Incorporation of Majesco Entertainment Company (incorporated herein by reference to Exhibit 3.01 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on September 15, 2014).

4.2	Restated Bylaws of Majesco Entertainment Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 17, 2005).

(5)	OPINION REGARDING LEGALITY

5.1	Opinion of Sichenzia Ross Friedman Ference with respect to the legality of the securities being registered.*

(10)	MATERIAL CONTRACTS

10.1	Majesco Entertainment Company 2016 Equity Incentive Plan (incorporated herein by reference to the Company’s proxy statement filed with the Commission on April 21, 2016).

(23)	CONSENT OF EXPERTS AND COUNSEL

23.1	Consent of EisnerAmper LLP.**

23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in their opinion filed as Exhibit 5.1).*

(24)	POWERS OF ATTORNEY

24.1	Powers of Attorney .**

*Filed herewith
** Previously filed